UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2018

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.    Regulation FD Disclosure.

On February 26, 2018, Liberty Interactive Corporation (the “Company”) announced that Greg Maffei, President and CEO of the Company, will be presenting at the Deutsche Bank Media, Telecom and Business Services Conference, on Monday, March 5th at 4:20 p.m., E.S.T. at the Breakers Hotel in Palm Beach, FL. During his presentation, Mr. Maffei may make observations regarding the Company's financial performance and outlook, as well as other forward looking matters including the proposed acquisition of GCI Liberty, Inc. (formerly known as General Communication, Inc. (“GCI Liberty”)) by the Company, its combination with Liberty Ventures Group and the subsequent split-off (the “Split-Off”) of the Company’s interest in the combined company.

On February 26, 2018, the Company announced that it intends to complete the proposed Split-Off of GCI Liberty through the redemption of shares of its Liberty Ventures common stock in exchange for shares of GCI Liberty’s common stock at 4:01 p.m., New York City time, on Friday, March 9, 2018 (such date and time, the “Redemption Date”), subject to the satisfaction or waiver (if applicable or permitted) of the conditions to the Split-Off. The Split-Off is described in more detail in the joint proxy statement/prospectus relating to the proposed transactions between the Company and GCI Liberty.

This Current Report on Form 8-K and the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 26, 2018, regarding Mr. Maffei’s presentation.
99.2	Press Release, dated February 26, 2018, regarding the Redemption Date for the Split-Off of GCI Liberty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2018

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President